EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 11, 1999 included in Omni Energy Services Corp.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.






                                          /s/  Arthur Andersen, LLP

New Orleans, Louisiana
June 17, 1999